[GRAPHIC OMITTED]  PROTERION
                  CORPORATION



Company Contact:                             NEWS RELEASE
Dawn Morin
Proterion Corporation
732-987-8200
morin@proterion.com
-------------------




              Proterion Corporation Announces First Quarter Results

Piscataway, NJ (May 22, 2003) - Proterion Corporation (AMEX:PRC), a leading provider of computer-controlled life sciences instrumentation for particle sizing and biomolecular characterization of protein molecules, has announced its operating results for the fiscal first quarter ended March 31, 2003.

In the three months ended March 31, 2003, the Company achieved revenues from continuing operations of $1,428,000 compared to revenues of $1,642,000 in the corresponding period in 2002; a decrease of $214,000, or 13%. This decrease in revenue was primarily the result of a slowdown in order intake during the first two months of the quarter which the Company believes was caused by global economic and political uncertainties, government-sponsored funding delays to major research organizations, primarily in North America, as well as the reorganization of the Company's sales and marketing group.

Gross profit from continuing operations for the period totaled $522,000 compared to $473,000 in the corresponding period in 2002. This increase was achieved despite lower sales volume. In percentage terms, gross profit was 37% of sales compared to 29% over the same period in 2002. The improved gross profit was largely a result of operational changes made to certain of the Company's manufacturing processes and the introduction of new pricing initiatives on all of the Company's products. The manufacturing changes included the outsourcing of all mechanical subassemblies, which reduced overhead and the overall cost of each instrument.

Loss from continuing operations for the three months ended March 31, 2003 was $358,000 compared to a loss of $823,000 for the same period in 2002. The reduction in loss of $465,000 resulted from a margin improvement of $49,000, a decrease in operating expenses of $371,000, a decrease in interest expense of $53,000, offset slightly by a reduction in foreign currency gain of $8,000.

The Company sold its rheology instruments and services business to the TA Instruments Division of Waters Corporation on January 15, 2003, which resulted in a gain from discontinued operations of $6,575,000, after income tax expense of $3,900,000. This gain was offset by a loss from discontinued operations in the amount of $1,438,000 during the first quarter of 2003 resulting in income from discontinued operations of $5,137,000.

Other significant events during the first quarter of 2003 included:

     o    Restructuring and refocusing the sales and marketing organization;

     o Launching the DynaPro(C) plate reader accessory and installing the first fully-commercialized plate reader system;

     o Delivering 3 plasmon waveguide resonance ("PWR") spectrometer prototype units to beta test customers, including the first sale of a PWR instrument;

     o Submitting several other PWR proposals to major pharmaceutical companies; and

     o    Launching a new Company website.

The PWR technology is used in the study of G-protein-coupled receptors ("GPCRs"), a class of membrane proteins involved in cell signaling and regulation. GPCRs play a significant role in many physiological activities, including pain regulation and cardiovascular and neurological behavior, making them important receptors for potential therapeutic drug candidates. The Company's customers are currently applying PWR technology in a variety of ways including the study of membrane-bound proteins and peptides, studying interactions and structures, and characterizing lipid bilayers. PWR provides more information than standard surface plasmon resonance (SPR) based technology because it uses two different wavelengths and both plane and perpendicular polarized light, allowing researchers to make more informed decisions in compound selection and development.

Paul S. Mangano, President and Chief Operating Officer, stated: "With the sale of the rheology instruments and services business behind us, we are now able to focus our complete attention on the immediate challenges before us. Our most significant challenges are improving our liquidity, since we expect to have negative cash flow in the second half of 2003, and improving the performance of our life sciences business. Consequently, we have already begun taking steps to address our liquidity issues and grow our business, but we cannot give any assurances that the efforts we have already undertaken, such as enhancing our manufacturing efficiencies and beginning a search for debt financing, will be successful."

The financial statements and notes thereto, as well as Management's Discussion and Analysis of Financial Condition and Results of Operations for the respective reporting periods, are contained in the Company's Form 10-Q for the fiscal quarter ended March 31, 2003 filed with the Securities and Exchange Commission which is posted on the Company's website at www.proterion.com.

About Proterion Corporation
Proterion Corporation designs, manufactures, markets, and services computer-controlled life sciences instrumentation for particle sizing and biomolecular characterization of protein molecules. The Company's products, most of which are proprietary or patented, consist of spectrometers and light scattering laboratory instruments used for research and product development. These instruments combine special sampling technologies and multiple sensor technologies to provide various measurements. Pharmaceutical, biotechnology, and government-funded research and development laboratories use the products to understand the physical attributes of purified protein molecules. The Company markets its products globally under the "Aviv" and "Protein Solutions" trademarks.

This press release includes forward-looking statements. Such statements may include, but not be limited to; projections of revenue, income, losses and cash flows; plans for future capital and other expenditures; plans for future operations; financing needs or plans; plans relating to products or services; estimates concerning the effects of litigation or other disputes; as well as expectations and assumptions relating to any or all of the foregoing relating to Proterion Corporation, its subsidiaries and/or divisions. Although the Company believes that its forward-looking statements are based on expectations and assumptions that are reasonable, forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted. Accordingly, no assurance can be given that such expectations or assumptions will prove to have been correct, and future events and actual results could differ materially from those described in or underlying the forward-looking statements. Among the factors that could cause future events and actual results to differ materially are: the demand for the Company's products and services and other market acceptance risks; the presence in the Company's markets of competitors with greater financial resources and the impact of competitive products and services and pricing; the ability of the Company to develop new technologies that may be more accurate, reliable, user-friendly or cost-effective than those currently utilized in the Company's products; the ability of the Company to procure the requisite intellectual property rights to any such new technologies developed by others, and to incorporate such technologies into new products; the loss of any significant customers or group of customers; further reductions in outside funding or capital budgets for the Company's customers (such as universities) for whom purchases of the Company's products represent substantial capital outlays; general economic and market conditions; the Company's ability to meet its current financial obligations and to obtain new financing necessary to meet its working capital needs; and the effects of the Company's accounting policies. More detail regarding these and other important factors that could cause actual results to differ materially from such expectations, assumptions and forward-looking statements ("Cautionary Statements") may be disclosed in this press release, other Securities and Exchange Commission filings and other public announcements of the Company. All subsequent written and oral forward-looking statements attributable to the Company, its subsidiaries or divisions or persons acting on their behalf are expressly qualified in their entirety by the Cautionary Statements. The Company assumes no obligation to update its forward-looking statements or advise of changes in the expectations, assumptions and factors on which they are based.


                                  * * * * * * *

                     PROTERION CORPORATION AND SUBSIDIARIES
                     (FORMERLY RHEOMETRIC SCIENTIFIC, INC.)
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)


                                                                     Three Months Ended
                                                                          March 31
                                                                  ------------------------
(In thousands, except per share amounts)                             2003          2002
                                                                  ----------    ----------
Sales                                                             $    1,428    $    1,642

Cost of Sales                                                            906         1,169
                                                                  ----------    ----------

Gross profit                                                             522           473
                                                                  ----------    ----------

Marketing and selling expenses                                           193           114
Engineering expenses                                                      62           114
General and administrative expenses                                      627         1,025
                                                                  ----------    ----------
                                                                         882         1,253
                                                                  ----------    ----------

Operating loss                                                          (360)         (780)

Interest expense                                                          (1)          (59)
Interest expense - affiliate                                              (8)           (3)
Foreign currency gain                                                     11            19
                                                                  ----------    ----------

Loss from continuing operations                                         (358)         (823)

Discontinued Operations:

Income/(loss) from discontinued operations                            (1,438)          466
Gain on sale of discontinued operations, (net of $3,900 in tax)        6,575            --
                                                                  ----------    ----------
Income from discontinued operations                                    5,137           466
                                                                  ----------    ----------

Net Income/(loss)                                                      4,779          (357)

Increase in redemption value of preferred stock                           40            --
                                                                  ----------    ----------
Net income/(loss) available to common shareholders                $    4,739    $     (357)
                                                                  ==========    ==========

Loss per share from continuing operations
  Basic                                                           $     (.02)   $    (0.03)
                                                                  ==========    ==========
  Diluted                                                         $     (.02)   $    (0.03)
                                                                  ==========    ==========
Earnings per share from discontinued operations
  Basic                                                           $      .20    $     0.02
                                                                  ==========    ==========
  Diluted                                                         $      .20    $     0.02
                                                                  ==========    ==========
Earnings/(loss) per share
  Basic                                                           $      .18    $    (0.01)
                                                                  ==========    ==========
  Diluted                                                         $      .18    $    (0.01)
                                                                  ==========    ==========
Average number of shares outstanding
  Basic                                                               25,858        24,917
                                                                  ==========    ==========
  Diluted                                                             25,858        24,917
                                                                  ==========    ==========